UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2021

Switch, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38231	82-1883953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7135 S. Decatur Boulevard Las Vegas, NV	89118
(Address of principal executive offices)	(Zip Code)

(702) 444-4111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.001	SWCH	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture relating to the Issuance of 4.125% Senior Notes due 2029 by Switch, Ltd.

On June 7, 2021, Switch, Ltd. (the “Issuer”), a subsidiary of Switch, Inc. (the “Company”), issued $500 million aggregate principal amount of its 4.125% senior unsecured notes due 2029 (the “Notes”). The Notes were sold to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions to non-U.S. persons under Regulation S of the Securities Act.

The Notes were issued pursuant to an Indenture, dated as of June 7, 2021 (the “Indenture”), by and among the Issuer, the guarantors named therein and U.S. Bank National Association, as trustee.

The Indenture provides that the Notes will bear interest at a rate of 4.125% per annum, payable in cash semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2021. The Notes will mature on June 15, 2029 and are fully and unconditionally guaranteed on a senior unsecured basis by each of the Issuer’s current and future domestic restricted subsidiaries that guarantee the Issuer’s obligations under its senior secured credit facilities.

Prior to June 15, 2024, the Issuer may redeem the Notes, in whole or in part, at a redemption price of 100% of the principal amount thereof, plus a make-whole premium set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Issuer may redeem some or all of the Notes on or after June 15, 2024 at the redemption prices specified below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date:

Year	Price
2024	102.063%
2025	101.031%
2026 and thereafter	100.000%

In addition, at any time prior to June 15, 2024, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 104.125% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date with the net cash proceeds from one or more equity offerings by the Issuer or any direct or indirect parent of the Issuer (including the Company).

The Issuer intends to use the net proceeds from the offering of the Notes to fund the purchase price for the acquisition (the “Acquisition”) of Data Foundry, Inc. (“Data Foundry”) pursuant to an Interest Purchase Agreement, dated as of May 3, 2021 (the “Purchase Agreement”), among the Issuer, Data Foundry, Waterloo, Inc. and certain persons listed therein and to pay fees and expenses in connection with the Acquisition. The remaining net proceeds will be used for general corporate purposes.

If (i) the consummation of the Acquisition does not occur on or before July 31, 2021 (or such later date if the end date is extended under the Purchase Agreement) (the “End Date”) or (ii) the Issuer determines that the consummation of the Acquisition will not occur on or before the End Date, then the Issuer will be required to redeem all of the outstanding Notes at a redemption price equal to 100% of the principal amount of the outstanding Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Notes are the senior unsecured obligations of the Issuer and the guarantors. The note guarantees will be the senior unsecured obligations of each such guarantor. Under certain circumstances, the guarantors may be released from their note guarantees without consent of the holders of Notes. Under the terms of the Indenture, the Notes rank equally in right of payment with all of Issuer’s and the guarantors’ existing and future senior indebtedness, and rank contractually senior in right of payment to the Issuer’s and the guarantors’ future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes. The Notes are effectively subordinated to the Issuer’s and the guarantors’ existing and future secured indebtedness, including secured indebtedness under the Issuer’s senior secured credit facilities, to the extent of the value of the assets securing such indebtedness. The Notes and guarantees are structurally subordinated to all existing and future indebtedness and liabilities (including trade payables) of the Issuer’s subsidiaries that do not guarantee the Notes.

No later than 30 days after the occurrence of a Change of Control (as defined in the Indenture), the Issuer will be required to offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in connection with any tender offer or other offer to purchase the Notes (including pursuant to a Change of Control Offer (as defined in the Indenture), an Alternate Offer (as defined in the Indenture) or an offer to purchase with the proceeds from any Asset Disposition (as defined in the Indenture) and the Issuer, or any other person making such offer in lieu of the Issuer, purchases all of the Notes validly tendered and not validly withdrawn by such holders, the Issuer will have the right, upon not less than ten nor more than 60 days’ prior notice, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable price paid to holders in such purchase, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. If the Issuer sells assets, it will be required under certain circumstances to offer to purchase the Notes.

The Indenture contains covenants that, subject to exceptions and qualifications, among other things, limit the Issuer’s ability and the ability of its Restricted Subsidiaries (as defined in the Indenture) to (i) incur additional indebtedness and guarantee indebtedness; (ii) pay dividends or make other distributions or repurchase or redeem the Company’s or any parent’s capital stock; (iii) prepay, redeem or repurchase certain indebtedness; (iv) issue certain preferred stock or similar equity securities; (v) make loans and investments; (vi) dispose of assets; (vii) incur liens; (viii) enter into transactions with affiliates; (ix) enter into agreements restricting its subsidiaries’ ability to pay dividends; and (x) consolidate, merge or sell all or substantially all of its assets.

The Indenture contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-acceleration to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the maturity of the principal of, and accrued and unpaid interest, if any, on all outstanding Notes.

The foregoing description of the Indenture is qualified in its entirety by reference to the terms of the Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference. The foregoing description of the Notes is qualified in its entirety by reference to the terms of the Notes, the form of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture governing the Issuer’s 4.125% Senior Notes due 2029, dated June 7, 2021, by and among the Issuer, the guarantors named therein and U.S. Bank National Association, as trustee

4.2	Form of 4.125% Senior Note due 2029 (included in Exhibit 4.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Switch, Inc.

Date: June 7, 2021	By:	/s/ Gabe Nacht
	Name:	Gabe Nacht
	Title:	Chief Financial Officer